EXHIBIT 10.1

December 2, 2025

KeyBank National Association, as Agent
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attn: Tayven Hike

Ladies and Gentlemen:

Pursuant to the provisions of §2.11 of the First Amended and Restated Credit Agreement dated as of October 22, 2021, as amended by that certain First Amendment to First Amended and Restated Credit Agreement, Note Assumption, Consolidation and Modification Agreement and Amendment to Other Loan Documents dated as of August 5, 2022 (as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”), by and among GTJ Realty, LP, a Delaware limited partnership (“Borrower”), KeyBank National Association (“KeyBank”), as Agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to §18 of the Credit Agreement, the Borrower hereby requests an increase in the Total Term Loan Commitment (as defined in the Credit Agreement) as further set forth below.

1.
In connection with the request for such increase, the Borrower hereby certifies and agrees as follows:
(a)
Request for Increase. The Borrower hereby requests an increase of the Total Term Loan Commitment from $0.00 to $20,000,000.00 (the “Increase”).
(b)
Certifications. In connection with the Increase, each of Borrower and the entities listed on the signature pages hereof as “Guarantors” (hereinafter referred to individually as a “Guarantor” and collectively as “Guarantors”) certifies that:
(i)
As of the effective date of the Increase, both immediately before and after giving effect to the Increase, there shall exist no Default or Event of Default;
(ii)
The representations and warranties made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof were true and correct in all material respects when made, are true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects as of the effective date of the Increase (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) (in each case, without duplication of any materiality qualifier contained therein), both immediately before and after giving effect to the Increase; and
(iii)
Borrower has paid all fees and expenses required by §2.11(d) of the Credit Agreement in respect of the Increase.
(c)
Commitments. Borrower hereby acknowledges and agrees that as of the effective date of the Increase and following satisfaction of all conditions precedent thereto as provided in §2.11(d) of the Credit Agreement, the amount of each Term Loan Lender’s Term Loan Commitment and each

KeyBank National Association, as Agent

December 2, 2025

Page - 2 -

Lender’s Total Commitment shall be the amounts set forth opposite such Lender’s name on Schedule 1.1 attached hereto, and the Total Term Loan Commitment and the Total Commitment under the Credit Agreement will include the Increase. In connection with the Increase, KeyBank shall be issued a new Term Loan Note in the amount of its Term Loan Commitment (the “New Note”), which shall, upon acceptance thereof by KeyBank, constitute a “Term Loan Note” under the Credit Agreement.
(d)
Other Conditions. All other conditions to the Increase set forth in §2.11 of the Credit Agreement have been satisfied.
2.
Guaranty. The Guarantors acknowledge and agree that upon the effectiveness of the Increase, the New Note described in Paragraph 1(c) above shall be, as provided in the Guaranty, included in the definition of “Note” and be a part of the “Obligations” (as each such term is defined in the Guaranty) under the Guaranty.
3.
Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
4.
References to Loan Documents. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as supplemented by this letter agreement.
5.
Consent and Acknowledgment of Borrower and Guarantors. By execution of this letter agreement, the Guarantors hereby expressly consent to the transactions relating to the Credit Agreement as set forth herein and any other agreements or instruments executed in connection herewith, and the Borrower and the Guarantors hereby acknowledge, represent and agree that (a) the Credit Agreement, as supplemented hereby, and the other Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of the Borrower and the Guarantors, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement as supplemented hereby, and (c) that the execution and delivery of this letter agreement and any other agreements or instruments executed in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.
6.
Increase Letter as Loan Document. This letter agreement shall constitute a Loan Document.

7. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first set forth above.

BORROWER:

GTJ REALTY, LP, a Delaware limited partnership

By: GTJ GP, LLC, a Maryland limited liability company, its general partner

               By: GTJ REIT, Inc., a Maryland corporation,

                                 its sole member

                                   By: /s/ Paul A. Cooper

                                   Name: Paul A. Cooper

                                   Title: Chief Executive Officer

[Signatures Continue on Following Page]

GUARANTORS: GTJ GP, LLC, a Maryland limited liability company By: GTJ REIT, Inc., a Maryland corporation, its sole member By: /s/ Paul A. Cooper Name: Paul A. Cooper Title: Chief Executive Officer
GTJ REIT, INC., a Maryland corporation By: /s/ Paul A. Cooper Name: Paul A. Cooper Title: Chief Executive Officer

[Signatures Continued on Next Page]

GWL Borden LLC,

GWL 4 Corporate LLC,

GWL 8 Corporate LLC,

WU/LH 15 Progress L.L.C.,

GWL 9111 Cheetos LLC,

GWL 9305 Pioneer LLC, and

GWL 2998 BANNON LLC,

each a Delaware limited liability company

By: GTJ REALTY, LP, a Delaware limited partnership, its manager and sole member

By: GTJ GP, LLC, a Maryland limited liability company, its general partner

By: GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper
Name: Paul A. Cooper

Title: Chief Executive Officer

[Signatures Continued on Next Page]

INCREASING LENDER:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Bradley Sellers
Name: Bradley Sellers
Title: Authorized Signatory

[Signatures Continue on Following Page]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION,
as Agent

By: /s/ Bradley Sellers
Name: Bradley Sellers
Title: Authorized Signatory

SCHEDULE 1.1

TERM LOAN COMMITMENTS

Name	Commitment	Commitment Percentage
KeyBank National Association	$20,000,000.00	100.0%

TOTAL	$20,000,000.00	100.0%

Schedule 1.1 – Page 1

TOTAL COMMITMENTS

Name and Address	Total Commitment	Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Tayven Hike Telephone: 770-510-2100 Facsimile: 770-510-2195	$46,666,667.67	77.777779450000%
First Financial Bank 255 E Fifth Street, Suite 800 Cincinnati, Ohio 45102 Attention: Jamie Schmitz Telephone: 513-979-5888 Facsimile:	$13,333,333.33	22.222222216667%
TOTAL	$60,000,000.00	100.0%*

* Percentages may not equal 100% due to rounding.

Schedule 1.1 – Page 1